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October 12, 2000

Company Press Release

TAGGED FOR (NASDAQ: SPRS, SPRSW; BSE: SRD, SRDW; OTC: GDIS)

Superus Holdings Announces Shareholders Have Approved Acquisition of MailEncrypt and Asset Purchase of Global DataTel; Meeting to Reconvene on Tuesday, October 17, 2000 to Tally Super-Majority Vote Required for Delaware Recapitalization (NASDAQ: SPRS, SPRSW; BSE: SRD, SRDW: OTC: GDIS)

Deer Park, NY--(BUSINESS WIRE) October 12, 2000 -- Surge Components, Inc. d/b/a Superus Holdings (NASDAQ: SPRS, SPRSW; BSE: SRD, SRDW) today announced that the shareholders of Superus, at the company's September 26, 2000 shareholders meeting, approved the acquisition of MailEncrypt and the purchase of the assets of Global DataTel, Inc. (OTC: GDIS).

The company's articles of incorporation require a two-thirds affirmative vote - a "super-majority" -- of all shareholders in order to recapitalize the company as a Delaware corporation, as set forth with greater specificity in the proxy materials. Inasmuch as management has become aware that many shareholders did not receive their proxies until shortly before, and in some cases after, the September 26, 2000 shareholders meeting, the Company has adjourned tallying of the votes required for the recapitalization in Delaware until Tuesday, October 17, 2000. The meeting will be reconvened at 4:00 p.m. on the 17th at the company's offices at 1016 Grand Boulevard, Deer Park, New York 11729.

Subject to satisfaction of any remaining conditions precedent, the company expects to close the proposed transactions described in the proxy as soon as practicable after the shareholders meeting on Tuesday, October 17, 2000.

Surge/Superus shareholders with any questions regarding voting procedures, or who have not received their proxy materials, should call McKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 prior to the upcoming meeting.

This press release does not constitute an offer to sell or the solicitation of an offer to buy SPRS, SPRSW, SPRSA, SPRSB or any other security, nor shall there be any sale of any such securities in any state in which such offer, solicitation, or sale would be unlawful prior to the shareholder vote. A copy of the written prospectus may be obtained by visiting www.sec.gov or by writing/calling Superus Holdings, One Embarcadero Center, Suite 2040, San Francisco, CA 94111 or (415) 436-0724.


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About Superus Holdings

Upon shareholder approval, Superus Holdings, Inc. will, among other things, operate and acquire companies that develop Internet superstructure for businesses in emerging economies, with its first area of focus being Latin America. The constituent operating companies will be:

Global DataTel, Inc. is a leader in medium to large Web/system integration projects in Latin America. A First Tier IBM Business Partner, Global integrates hardware, software, and highly scaleable Web-based solutions.

e-HOLA.com, a wholly-owned subsidiary of Global DataTel, Inc.'s provides Internet solutions to Latin America. eHOLA offers business ISP services, hosting/ASP solutions, packaged and customized Internet products, as well as training and customer service. eHOLA is a distribution channel for best-of-breed web technology solutions tailored to meet the needs of Latin American companies.

MailEncrypt.com, Inc., is a business-to-business, Web-based provider of encrypted e-mail solutions, poised to capitalize on substantial privacy concerns associated with the rapid world-wide proliferation of e-mail. The Company will offer its services to government agencies, financial institutions, health care organizations, insurance/law/accounting firms, e-commerce companies and large e-mail providers, among others, in the United States. MailEncrypt will also join forces with Global DataTel and e-HOLA to provide its services in Latin America and other emerging Internet economies.

Surge Components, Inc. is a supplier of high quality electronic components. Its product mix includes a large selection of high-performance discrete semiconductors, capacitors and discrete components. Its factories are ISO 9000 quality certified. Surge products are used by manufacturers of products such as, among others, computer and telecommunications equipment, security equipment, power supplies, audio and various consumer products in the United States. Surge intends to sell its products to similarly situated manufacturers abroad in conjunction with Global DataTel and its subsidiaries.

This press release contains forward-looking statements regarding Surge's, MailEncrypt's and Global DataTel's business strategies and future plans of operations. Forward-looking statements involve known and unknown risk and uncertainties. The Companies' risks and uncertainties include (i) their ability to obtain shareholder approval for and otherwise complete the merger between Surge and MailEncrypt.com, the acquisition of Global DataTel by Surge and the Superus recapitalization, (ii) the merged entity's ability to combine and work together and grow the companies, (iii) periodic downturns in their respective industries, (iv) dependence on the Internet, (v) timely acceptance of new products and (vi) intense price competition in their respective industries.


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These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Companies (available at http://www.sec.gov) may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Companies disclaim any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Companies' expectations or future events.

For additional information about Superus Holdings, Inc., please contact:

Erica Abrams

the blueshirt group
(415) 436-0724
erica@blueshirtgroup.com